EXHIBIT 10.1

                  Employment Agreement with Mitchell Palmigiano


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into as of __________, 2001, between VOICEFLASH NETWORKS, INC., a Florida corporation (the "Company"), and Mitchell Palmigiano whose residence address is 2615 Avenue O, Apt. 6M, Brooklyn, New York 11210 ("Employee").

         WHEREAS, the Company desires to employ Employee, and Employee desires to serve the Company, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee do hereby mutually covenant and agree as follows:

         1. Employment. The Company agrees to employ Employee to perform the duties described in this Agreement, and Employee accepts such employment on the terms and subject to the conditions stated in this Agreement.

         2. Position and Responsibilities. During the period of his employment under this Agreement, Employee agrees to serve as strategic planner providing services as requested by the Company's Chief Executive Officer. The Employee agrees to perform services including, but not limited to: (i) the implementation of short range and long term strategic planning to fully develop and enhance the Company's assets, resources, products and services; (ii) advising the Company of means to restructure its debt and financial obligations; (iii) negotiating with lenders regarding the restructuring of debt obligations; (iv) advising the Company on means to enhance its liquidity; (v) assisting the Company in monitoring of services provided by the Company's advertising firm, public relations firm and other professionals to be employed by the Company; and (vi) assisting in establishing, and advising the Company with respect to shareholder meetings and shareholders' relationships.

         3. Term. The period of Employee's employment under this Agreement shall be deemed to have begun on the date written above and shall continue, unless sooner terminated, for a period of one (1) year (the "Term"). If Employee's employment under this Agreement is terminated for any reason by either party, the effective date of that termination shall be referred to herein as the "Termination Date."

         4. Compensation. For all services rendered by Employee in any capacity during his employment under this Agreement the Company shall pay to Employee compensation of one hundred twenty five thousand dollars ($125,000) for the Term of this Agreement. Compensation shall be payable in restricted shares of the Company's Common Stock valued at $.50 per share.

         5. Covenant Not to Compete. The Employee acknowledges and recognizes the highly competitive nature of the Company's business and the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients. Accordingly, in consideration of the execution of this Agreement, the Employee agrees to the following:

                  (i) That during the term of Employee's employment with the Company and one year following termination ("Restricted Period") and within Broward and Palm Beach

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                  County, the Employee will not, individually or in conjunction with others, directly or indirectly, engage in any business activities related to the Company's principle business.

                  (ii) That during the Restricted Period the Employee will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company's clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

                  (iii) That during the Restricted Period and within the Restricted Area, the Employee will not (A) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the business activities of the Company.

         6. Termination of Employment By the Company. The Company may terminate the employment of the Employee for Cause (as defined herein) and notice of such termination shall be sent to Employee. "Cause" shall mean the Employee's (i) willful misconduct, (ii) negligent misconduct in the performance of his duties to the Company, (iii) breach of his obligations under this Agreement, (iv) failure to comply with the lawful instructions of the Board of Directors or (v) charge of, or plea of nolo contendere to a crime involving moral turpitude under federal, state or local laws.

         7. Employee Warranties. The Employee represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

         8. Entire Agreement; Termination of Prior Understandings. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and is intended to supercede and replace all prior understandings of the parties with respect to the employment of the Employee by the Company and/or any of its subsidiaries. Except as otherwise set forth herein, any prior agreements of the parties with respect to the employment of the Employee by the Company and/or any of its subsidiaries is hereby terminated and canceled.

         9. Miscellaneous.

                  (a) As used herein, the term "Company" shall mean and include the Company and any subsidiary thereof and any successor or assign unless the context indicates otherwise. This Agreement shall be binding upon, and shall inure to the benefit of, Employee, the Company and their respective permitted successors and assigns.

                  (b) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless

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         specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

         10. Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect. If this Agreement is held invalid or cannot be enforced, then to the full extent permitted by law, any prior agreement between the Company (or any predecessor thereto) and Employee shall be deemed reinstated as if this Agreement had not been executed.

         11. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Agreement.

         12. Governing Law. This Agreement has been executed and delivered in the State of Florida, and its validity, interpretation, performance, and enforcement shall be governed by the laws of Florida, without regard to its conflicts of laws provisions.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers, and Employee has signed this Agreement, all as of the day and year first above written.

                                        VOICEFLASH NETWORKS, INC.
                                        a Florida corporation


                                        By:
                                        Name:
                                        Its:


                                        EMPLOYEE:



                                        Mitchell Palmigiano


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